Digital Cinema Destinations Corp.

Shares *
Class A Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
            , 2012

Maxim Group LLC
Dominick & Dominick LLC
As Representatives of the several Underwriters,
c/o Maxim Group
405 Lexington Ave.
New York, NY 10174
Ladies and Gentlemen:

Digital Cinema Destinations Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “ Underwriters”), for whom you (the “Representatives”) are acting as representatives, shares of Class A common stock, $0.01 par value, of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to an aggregate additional shares of Class A common stock, $0.01 par value, of the Company (the “Option Securities;” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  The shares of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter collectively referred to as the “Common Stock.” The Company further proposes, subject to the terms of this agreement (this “Agreement”), the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations, that up to 5% of the Underwritten Securities (the “Directed Shares”) will be reserved for sale by the Underwriters to certain officers, directors, employees and other persons designated by the Company (the “Directed Share Purchasers”); provided that, to the extent that sales of Directed Shares are not orally confirmed for purchase by Directed Share Purchasers by the end of the first day after the date of this Agreement, the Directed Shares will be offered to the public as part of the offering.  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The terms which follow, when used in this Agreement, shall have the meanings indicated.
____________________
*	Plus an option to purchase from the Company up to additional shares from the Company to cover over-allotments.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) below, including exhibits and financial statements thereto and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

“Statutory Prospectus” shall mean, as of any time, the prospectus relating to the Securities that is included in the registration statement relating to the Securities immediately prior to that time, including any document incorporated by reference therein.

1.           Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)           The Company has prepared and filed with the Commission a registration statement (file number 333-178648) on Form S-1, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.  The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will file with the Commission, if required, a final prospectus in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any wrapper or supplement thereto prepared in connection with the distribution of Directed Shares in any jurisdiction.

(b)           On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)           (i) The Disclosure Package and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic roadshow when taken together with the Disclosure Package, and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)           (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)           Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)           Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company power and authority to own its properties and conduct its business as described in the prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole,.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(g)           All the outstanding equity interests of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding equity interests of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances.

(h)           The Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, on the NASDAQ Capital Market, subject to official notice of issuance; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(i)           There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Preliminary Prospectus and the Prospectus under the headings “Description of Securities” and the statements in “Part II: Indemnification of Directors and Officers” fairly summarize the matters therein described insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(j)           This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(k)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(l)           No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(m)           Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to (i) the charter or by-laws of the Company or the certificate of formation or operating agreement of such subsidiary or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties.

(n)           No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(o)           The financial statements, including the related schedules and notes, included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries, Cinema Supply, Inc., Rialto Theatre of Westfield, Inc., Cranford Theatre, Inc. and K&G Theatres LLC, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary consolidated selected financial data set forth under the caption “Summary Unaudited Pro Forma Combined and Historical Consolidated Financial and Operating Data — Summary Consolidated Selected Financial Data” in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

(p)           There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus in accordance with Regulation S-X, which have not been included as so required.  The pro forma financial information included in the Prospectus and Registration Statement present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(q)           No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(r)           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material effect on in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or the Prospectus; and no labor disturbance by or dispute with the employees of the Company or its subsidiaries exists or is threatened or is imminent that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(s)           Each of the Company and its subsidiaries owns or leases all properties as are necessary to the conduct of its operations as presently conducted; neither the Company nor any of its subsidiaries is in violation of any law, rule or regulation of any foreign, federal, state or local governmental or regulatory authority applicable to it or is in non-compliance with any term or condition of, or has failed to obtain and maintain in effect, any license, certificate, permit or other governmental authorization required for the ownership or lease of its property or the conduct of its business, which violation, non-compliance or failure would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus; and the Company has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization.

(t)           Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws, certificate of formation or operating agreement, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, as applicable, except where such violation or default would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(u)           EisnerAmper LLP, who have certified certain financial statements of the Company and its subsidiaries, Cinema Supply, Inc., Rialto Theatre of Westfield, Inc., Cranford Theatre, Inc. and K&G Theatres LLC, and delivered their reports with respect to the audited financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(v)           There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(w)           The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(x)           The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y)           No subsidiary of the Company is currently prohibited, directly or indirectly, from making membership distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring such subsidiary’s property or assets to the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z)           The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa)           The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).  Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(bb)           Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth or contemplated in each of the Disclosure Package and the Prospectus except where such losses or interferences would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc)           The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)           The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ee)           The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; the Company and its subsidiaries have fulfilled their obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintain or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ff)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh)           The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other unpatented and/or unpatentable proprietary or confidential information and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as proposed in the Prospectus to be conducted.  The Company hereby represents and warrants that (a) there are no rights of third parties to any such Intellectual Property; (b) to the best knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company or any of its subsidiaries invalid or any U.S. patent application held by the Company or any of its subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.  Each of the Company and its subsidiaries owns the Intellectual Property or has the rights to the Intellectual Property that is necessary to conduct its business as described in the Prospectus.

(ii)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that information required to be disclosed by the Company in the reports that it filed or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

(jj)           Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.  The Company is actively taking all reasonable steps to ensure that it will be in compliance with the applicable provisions of the Sarbanes-Oxley Act upon effectiveness of such provisions.

(kk)           The Company has never paid cash dividends on its Common Stock.

(ll)           The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(mm)           Each of the Company and its subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, except where failure to be in compliance would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(nn)           The Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders of foreign jurisdictions in which Directed Shares are offered or the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, may be distributed in connection with therewith; and no consent of, from or with any judicial, regulatory or other legal or governmental agency or body, other than such as have been obtained, is necessary under the any such law, rule, regulation, ordinance, directive, judgment, decree or order.

(oo)           The Company has not offered, or caused the Underwriters to offer, Directed Shares to any person with the intention of unlawfully influencing (i) a customer or supplier of the Company or any of its subsidiaries to alter such customer’s or supplier’s level or type of business with the Company or any of its subsidiaries or (ii) a trade journalist or publication to write or publish favorable information about the Company, any of its subsidiaries or its products or services.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.           Purchase and Sale.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $       per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of  shares of Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  Delivery of certificates for the shares of Option Securities, and payment therefor, shall be made as provided in Section 3 hereof.  The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.           Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on            , 2012, or such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option), for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company.  Delivery of the Option Securities shall be made through facilities of the Depository Trust Company unless the Representatives shall otherwise instruct.

If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.           Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.           Agreements.  The Company agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or becomes effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)           The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)           The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities.

(g)           The Company will not, for a period of 180 days following the Execution Time, without the prior written consent of Maxim Group LLC, offer, sell or contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; provided, however, that if: (1) during the last 17 days of such 180-day period the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results or becomes aware that material news or a material event during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Section 5(g) shall continue to apply until the expiration of the 18-day period beginning on the date of release of the earnings results or material news, as applicable.

(h)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)           The Company agrees to pay (1) an advisory fee of $100,000 to Maxim Group LLC and Dominick & Dominick LLC (divided equally between them) and (2) the costs and expenses relating to the following matters: (i) the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, disbursements, fees of Underwriters’ counsel up to an aggregate amount of $135,000 and disbursements and expenses of Underwriters’ counsel up to an aggregate amount of $5,000, and marketing, syndication and travel expenses of the Underwriters up to an aggregate of $50,000; (ii) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ Capital Market; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states including any offering of Directed Shares outside the United States (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification or offering); (viii) any filings required to be made with FINRA (including filing fees relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (xi) any reasonable expenses (including, without limitation, legal expenses) incurred by the Underwriters in connection with any release, or any effort by the Company or any Directed Share Purchaser to seek the release, of any of the Directed Shares from the restrictions referred in Section 5(g) above; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j)           The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)           The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered.

(l)           In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or FINRA rules from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Stock by the Company are restricted pursuant to Section 5(g).  Following the Company’s designation of Directed Share Purchasers, Maxim Group LLC will promptly notify the Company as to which Directed Share Purchasers will need to be so restricted (the “Restriction Notice”), and at the request of Maxim Group LLC, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 5(g); provided, however, that following receipt of the Restriction Notice, the Company may remove any Directed Share Purchaser, other than a director or officer of the Company, from the Directed Share Program for a period of 24 hours commencing on receipt of the Restriction Notice.

6.           Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder and to the following additional conditions:

(a)           The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Eaton & Van Winkle, LLP to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)               each of the Company and its subsidiaries is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Prospectus;

(ii)               all the outstanding equity interests of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding equity interests of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

(iii)               the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and except as set forth in the Disclosure Package and the Prospectus and to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(iv)               to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package and the Prospectus, and to the knowledge of such counsel, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the Preliminary Prospectus and Prospectus under the headings “Description of Securities” and the statements in “Part II: Indemnification of Directors and Officers” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(v)               based solely upon the Notice of Effectiveness and oral confirmation thereof, the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion);

(vi)               nothing has come to such counsel’s attention that would reasonably cause it to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the Disclosure Package and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Prospectus, when taken together as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading;

(vii)               this Agreement has been duly authorized, executed and delivered by the Company;

(viii)               the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(ix)               no consent, approval, authorization filing with or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction or with FINRA (as to which such counsel will express no opinion) in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus;

(x)               neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to (i) the charter or by-laws of the Company or the certificate of formation or operating agreement of such subsidiary or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition or covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, which violation, default or lien imposition would, in the case of clauses (ii) and (iii) above either individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus;

(xi)               to the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

in rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on representations of the Company in this Agreement, and certificates of responsible officers of the Company and its subsidiaries and public officials.  References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)           The Representatives shall have received from Kramer Levin Naftalis & Frankel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)           The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package and any amendment or supplement thereto and this Agreement and that:

(i)               the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)               no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)               since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(e)           The Company shall have requested and caused EisnerAmper LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants of the Company and its subsidiaries, Cinema Centers, Inc., Rialto Theatre of Westfield, Inc., Cranford Theatre, Inc. and K&G Theatres LLC,  and within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended December 31, 2011, and as at December 31, 2011 stating in effect that:

(i)               they are an independent registered public accounting firm with respect to the Company and its subsidiaries, Cinema Supply, Inc., Rialto Theatre of Westfield, Inc., Cranford Theatre, Inc. and K&G Theatres LLC, within the  meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (“the PCAOB”) and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act;

(ii)               in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations adopted by the Commission;

(iii)               on the basis of performing procedures specified by the PCAOB in accordance with the standards established under Statement on Auditing Standards No. 100 on the unaudited interim financial information of the Company and its subsidiaries for the three and six-month periods ended December 31, 2011, and as at December 31, 2011; a reading of the minutes of the meetings of the shareholders, directors and audit committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to June 30, 2011, nothing came to their attention which caused them to believe that:

(1)           any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and

(2)           any unaudited pro forma combined financial information included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(iv)               on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries with respect to the period subsequent to December 31, 2011, reading the unaudited pro forma consolidated balance sheet as of June 30, 2011 and December 31, 2011, and the six-month period ended December 31, 2011, included in the Registration Statement and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2011, nothing came to their attention which caused them to believe that there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries, if any, or capital stock of the Company or decreases in the shareholders’ equity of the Company as compared with the amounts shown on December 31, 2011, consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from January 1, 2012 to such specified date there were any decreases in revenues or increases in operating loss, as compared with the comparable period during the year ended June 30, 2011, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(v)               they have read and compared the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) and nothing came to their attention which caused them to believe that the information is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(vi)               they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions “Prospectus Summary,” “Risk Factors,” “Summary Unaudited Pro Forma Combined and Historical Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Our Business,” “Director Compensation” and “Executive Compensation” in the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(g)           Prior to the Closing Date, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and major shareholders addressed to the Representatives.

(h)           Prior to the Closing Date or the applicable settlement date, as the case may be, the Company shall have furnished to the Representatives such further customary information, certificates and documents as the Representatives may reasonably request.

(i)             The Company shall have executed a warrant substantially in the form as Exhibit B hereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Kramer Levin Naftalis & Frankel LLP, counsel for the Underwriters, at 1177 Avenue of the Americas, New York, New York 10036 on the Closing Date.

7.            Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Dominick & Dominick LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel up to an aggregate amount of $81,000) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.           Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the violation of any applicable laws or regulations of any foreign jurisdictions where Directed Shares have been offered, (iii) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Directed Shares or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or Preliminary Prospectus, not misleading; or (iv) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein. The Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth (i) in the next to last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting,” (A) the sentences related to concessions and reallowances and (B) the paragraph related to price stabilization, short positions and penalty bids in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c)           In connection with the offer and sale of Directed Shares the Company agrees promptly upon written notice, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of any Directed Share Purchaser, who makes an oral agreement, properly confirmed by the Underwriters, to purchase Directed Shares within twenty-four hours of establishing the public offer price, to pay for and accept delivery of the Directed Shares. Under no circumstances will any Underwriter be liable to the Company or to any Directed Share Purchaser for any action taken or omitted to be taken in connection with the Directed Shares or any transaction effected with any Directed Share Purchaser, except to the extent found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of such Underwriter.

(d)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the indemnifying party having been materially prejudiced by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each of the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by each of the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each of the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or each of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and each of the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

9.           Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or The Nasdaq Stock Market LLC or trading in securities generally on the New York Stock Exchange or the NASDAQ Capital Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.            Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, care of Maxim Group LLC, 405 Lexington Ave., New York, NY, 10174; or if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at Digital Cinema Destinations Corp., 280 East Broad Street, Westfield, New Jersey 07090, attention:  A. Dale Mayo.

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           No Fiduciary Duty.  The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof, including, without limitation, the Engagement Letter, dated November 17, 2011, between Dominick & Dominick LLC and the Company (other than those terms that shall survive pursuant to Section 20 thereof).

16.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

17.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.            Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

19.            Waiver of Jury Trial.  Each of the Company and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising and of or relating to this Agreement or the transactions contemplated hereby.

[Remainder of page intentionally left blank
signatures on next succeeding page.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, DIGITAL CINEMA DESTINATIONS CORP.

By:
A. Dale Mayo
Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Maxim Group LLC

By: ____________________________

Dominick & Dominick LLC

By: ____________________________

SCHEDULE I

Underwriters	Number of Shares to be Purchased

Maxim Group LLC

Dominick & Dominick LLC

Total

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

[list all FWPs included in the Disclosure Package]

EXHIBIT A

Lock-Up Agreement

Digital Cinema Destination Corp.

Public Offering of Class A Common Stock

            , 2012

Maxim Group LLC
Dominick & Dominick LLC
As Representatives of the several Underwriters,
c/o Maxim Group LLC
405 Lexington Ave.
New York, NY 10174
Ladies and Gentlemen:

This letter (referred to herein as this “Lock-Up Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Digital Cinema Destinations Corp., a Delaware corporation (the “Company”), and you as representatives of the Underwriters of an underwritten public offering of Class A common stock, $0.01 par value, of the Company.  The shares of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter collectively referred to as the “Common Stock.”  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations.  The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the Underwriting Agreement with the Company with respect to the Offering.

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Maxim Group LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition, effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) file, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company (including, without limitation, any Directed Shares that the undersigned may purchase) or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than shares of Common Stock disposed (i) of as bona fide gifts approved by Maxim Group LLC and the recipient thereof agrees in writing with Maxim Group LLC to be bound by the terms of this Lock-Up Agreement and confirms that he, she or it has been in compliance with the terms of this Lock-Up Agreement since the date hereof or (ii) by will in intestacy.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or material news, as applicable, unless Maxim Group LLC waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any waiver of the extension of the Lock-Up Period, if any, pursuant to the previous paragraph will be delivered by Maxim Group LLC to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.  In addition, the undersigned agrees that it will not, without the prior written consent of Maxim Group LLC, during the Lock-Up Period, as may be extended pursuant to the terms of this Lock-Up Agreement, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major shareholder]

[Name and address of officer, director or major shareholder]

EXHIBIT B

Form of Warrant

Attached hereto.